Exhibit 99.1

EV Energy Partners Repurchases $74 Million of Senior Notes for $50 Million

HOUSTON, December 7, 2015 /PRNewswire/ -- EV Energy Partners, L.P. (Nasdaq: EVEP) announced the repurchase of $74 million of outstanding Senior Notes for $50 million in cash, representing a price to par of 67.6 percent, plus accrued interest. EVEP has approximately $426 million in Senior Notes outstanding after the repurchase.

The Partnership currently has $265 million outstanding under its credit facility and a borrowing base of $625 million. Total debt outstanding is $691 million.

“This completes the Senior Note repurchases authorized under the recent amendment to our credit facility. These repurchases reduce total debt by approximately $24 million and annual interest expense by $4.8 million,” stated Michael Mercer, President and CEO.

About EV Energy Partners, L.P.

EV Energy Partners, L.P. is a Houston based master limited partnership engaged in acquiring, producing and developing oil and natural gas properties. More information about EVEP is available on the Internet at www.evenergypartners.com.

(code #: EVEP/G)

Forward Looking Statements

This press release may include statements that are not historical facts which are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include information about, future plans, our reserve quantities and the present value of our reserves, estimates of maintenance capital and other statements which include words such as "anticipates," "plans," "projects," "expects," "intends," "believes," "should," and similar expressions of forward-looking information. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of EV Energy Partners, L.P. Actual results may differ materially from those contained in the press release. Such risks and uncertainties include, but are not limited to, changes in commodity prices, changes in reserve estimates, requirements and actions of purchasers of properties, exploration and development activities, the availability and cost of financing, the returns on our capital investments and acquisition strategies, the availability of sufficient cash flow to pay distributions and execute our business plan and general economic conditions. Additional information on risks and uncertainties that could affect our business prospects and performance are provided in the most recent reports of EV Energy Partners with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

EV Energy Partners, L.P., Houston

Nicholas Bobrowski

713-651-1144

http://www.evenergypartners.com